Exhibit 99.1

          Arrow Electronics to Acquire Centia Group Limited
                       and AKS Group Nordic AB

          ---Expands Software Solutions Business in Europe---

    MELVILLE, N.Y.--(BUSINESS WIRE)--Aug. 7, 2007--Arrow Electronics, Inc. (NYSE:ARW) announced that it has signed a definitive agreement pursuant to which Arrow will acquire Centia Group Limited and AKS Group Nordic AB ("Centia/AKS"), Europe's leading specialty distributors of access infrastructure, security and virtualization software solutions.

    "With the acquisition of Centia/AKS, we continue to execute on our strategic objective to pursue opportunities in fast-growing market segments. This transaction further diversifies our product portfolio in the European region and strengthens our strategic focus on software solutions - which is unique to Arrow and will enable us to continue to outgrow the market," said M. Catherine Morris, president, Arrow Enterprise Computing Solutions.

    Centia/AKS has over 120 employees throughout Denmark, Finland, France, Germany, Great Britain, the Netherlands, Norway and Sweden. The joint linecard includes leading suppliers such as Citrix, VMware, and RSA. Centia/AKS support value-added resellers in delivering solutions that optimize, accelerate, monitor and secure an end user's IT environment. Total sales for 2007 are expected to exceed $120 million.

    "Our reputation for technical excellence has been built up over 25 years. We are excited to become part of a world-class value-added distributor such as Arrow, and gain access to Arrow's significant resources and broad customer base. This partnership will create meaningful opportunities for our organization," said Yuri Pasea, founder and chairman, Centia/AKS.

    The transaction is subject to customary closing conditions, including obtaining necessary government approvals, and is expected to be completed within the next 60 days.

    Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and computer products. Headquartered in Melville, New York, Arrow serves as a supply channel partner for more than 600 suppliers and 140,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of 260 locations in 55 countries and territories.

    Safe Harbor

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new global financial system and the company's planned implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, and the company's ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

    CONTACT: Arrow Electronics, Inc.
             Sabrina N. Weaver, 631-847-5359
             Director, Investor Relations
             or
             Paul J. Reilly, 631-847-1872
             Senior Vice President & Chief Financial Officer or
             Media:
             Jacqueline F. Strayer, 631-847-2101
             Vice President, Corporate Communications